                                                                    Exhibit (21)

                              LIST OF SUBSIDIARIES
                              --------------------
                            (AS OF DECEMBER 31, 2000)


NAME OF COMPANY                                                PERCENTAGE OWNED
---------------                                                ----------------

THE LTV CORPORATION                                                 Parent
         Copperweld Corporation                                     100%
              Copperweld Bimetallic Products Company                100%
                  Copperweld Bimetallics UK Limited                 100%
                      Sayton Fine Wires Limited                     100%
                  Metallon Materials Acquisition Corporation        100%
              Copperweld Marketing & Sales Company                  100%
              Copperweld Tubing Products Company                    100%
                  Copperweld Equipment Company                      100%
              Miami Acquisition Corporation                         100%
              Southern Cross Investment Company                     100%
              TAC Acquisition Corporation                           100%
         Georgia Tubing Corporation                                 100%
              Vought Arabia                                          49%

         Investment Bankers, Inc.                                   100%
              Inmobiliaria Nueva Icacos, S.A. de C.V                100%

         Jalcite I, Inc.                                            100%

         Jones & Laughlin Steel Incorporated                        100%

         Kingsley International Insurance Ltd.                      100%

         LTV Blanking Corporation                                   100%
              TWB Company, L.L.C                                   11.1%

         LTV Corporation, The (Wyoming)                             100%

         LTV-EGL Holding Company                                    100%
              L-S Electro-Galvanizing Company                        60%

         LTV Electro-Galvanizing, Inc.                              100%

         LTV-Escrow, Inc.                                           100%

         LTVGT, Inc.                                                100%

         LTV International, Inc.                                    100%
              Copperweld Canada Inc.                                100%
              Reomar, Inc.                                          100%
                  Chateaugay Corporation                            100%

         LTV International N.V                                      100%


NAME OF COMPANY                                               PERCENTAGE OWNED
---------------                                               ----------------

THE LTV CORPORATION (Continued)                                     Parent
         LTV Properties, Inc.                                       100%

         LTV Sales Finance Company                                  100%

         LTV Steel Company, Inc.                                    100%
              Aliquippa and Southern Railroad Company               100%
              Cayman Mineracao do Brasil Ltda                      97.5%
              Chicago Short Line Railway Company                    100%
              Crystalane, Inc.                                      100%
              Cuyahoga Valley Railway Company, The                  100%
                  Mahoning Valley Railway Company, The              100%
              Dearborn Leasing Company                              100%
                  Columbus Coatings Company
                  (f/k/a L-S II Electro-Galvanizing Company)         50%
              Erie B Corporation                                    100%
                  LTV Steel Mining Company                           45%
              Erie I Corporation                                    100%
                  LTV Steel Mining Company                           10%
              Fox Trail, Inc.                                       100%
                  Cayman Mineracao do Brasil Ltda                   2.5%
              J&L Empire, Inc.                                      100%
                  Empire Iron Mining Partnership                     25%
                      Marquette Range Coal Service Company         48.5%
              Jalcite II, Inc.                                      100%
              Jalore Mining Company, Ltd.                           100%
              L.A.S. Resources, Inc.                                 53%
              LTV-Columbus Processing, Inc.                         100%
                  Columbus Processing Company LLC                    50%
              LTV Pickle, Inc.                                      100%
              LTV Steel Products, L.L.C                             100%
              LTV Steel Tubular Products Company
                  (a division of LTV Steel Company, Inc.)
              Monongahela Connecting Railroad Company, The          100%
              Nemacolin Mines Corporation                           100%
              Northern Land Company                                  50%
              O'Hare Group, Inc., The                                10%
              Processing Technology, Inc.                          47.6%
              Republic Technology Corporation                       100%
              Reserve Mining Company                                 50%
              River Terminal Railway Company, The                   100%
              Youngstown Erie Corporation                           100%
                  LTV Steel Mining Company                           45%
              YST Erie Corporation                                  100%

         LTV Steel de Mexico, Ltd.                                  100%
              Lagermex S.A. de C.V                                   18%

NAME OF COMPANY                                               PERCENTAGE OWNED
---------------                                               ----------------

THE LTV CORPORATION (Continued)                                    Parent
         LTV-Trico Holding, Inc.                                    100%
              LTV-Trico, Inc.                                       100%
                  Trico Steel Company, L.L.C                         50%

         LTV-Walbridge, Inc.                                        100%
              Walbridge Coatings, An Illinois Partnership          16.5%

         MetalSite, Inc. (f/k/a MetalSite, L.P.)                     10%

         RepSteel Overseas Finance N.V                              100%

         Trico Steel Company, Inc.                                  100%

         VP Buildings, Inc.                                         100%
              Varco-Pruden Exports, Ltd.                            100%
              Varco Pruden International, Inc.                      100%
                  Varco Pruden International de Chile Limitada      100%
                      IPAC-Varco Pruden, S.A                         49%
                  IMSA-Varco Pruden, S.A. de C.V                     49%
                  Medabil Varco-Pruden S.A                           30%
                  Miller Varco-Pruden S.A                            40%
              United Panel, Inc.                                    100%

         VP-Graham, Inc.                                            100%
              Graham FRP Composites Limited                         100%

         Welded Tube Holdings, Inc.                                 100%
              Welded Tube Co. of America                            100%